SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

PureSafe Water Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction	(Commission File Number)
of incorporation)

850 Third Avenue, Suite 16C	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.

Other Events.

The Company is pleased to announce that the engineering, assemblage and manufacturing of the Water Purification Unit (WPU) for Phillips Mushroom Farms, LP is moving as anticipated. We expected delivery, installation and acceptance before this year is out. Moreover, as a result of the sale to Phillips, we are in the process of scheduling several product demonstrations within the same business sector and anticipate replicating the success at Phillips with other growers in the agribusiness sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puresafe Water Systems, Inc.

Date: November 8, 2016

By: /s/ Leslie Kessler

Leslie Kessler, CEO